UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

GOLDEN CHIEF RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Kansas	0-12809	48-0846635
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

896 N. Mill Street, Suite 203 Lewisville, Texas 75057
(Address of principal executive offices)

(972) 219-8585
Registrant's telephone number, including area code

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 21, 2007 Registrant filed a Form 10-KSB for the year ended September 30, 2006. Registrant inadvertently included a preliminary opinion from its independent auditors, Turner, Stone & Co. LLP, in that filing. We have been informed by Turner, Stone that they have not fully completed their audit engagement, but expect to do so shortly. Readers of the filing therefore should not rely on the financial statements and the auditor’s opinion included therein.

The financial statements and the opinion covered the fiscal year ending September 30, 2006.

Dated: March 23, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SIGNED on this the 23rd day of March, 2007.

Golden Chief Resources, Inc.

By: /s/ M. H. McIlvain M. H. McIlvain, Executive Vice-President

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